Exhibit 99

Dollar General Corporation Announces Corporate Restructuring to Drive Stronger Growth

GOODLETTSVILLE, Tenn.--(BUSINESS WIRE)--October 13, 2015--Dollar General Corporation (NYSE: DG) today announced that, as part of a broader initiative aimed at proactively improving efficiencies and reducing expenses, the Company is restructuring its corporate support functions to eliminate approximately 255 positions. Substantially all of the eliminations are effective immediately.

“Over the last several months, we have taken a hard look at our cost structure and are streamlining our support functions to improve our financial flexibility while positioning us to better serve our customers and to capitalize on long-term growth opportunities. This restructuring should allow us to continue strengthening our market leadership position and deliver long-term value for our shareholders,” said Todd Vasos, chief executive officer of Dollar General.

The Company currently projects that it will incur a pre-tax cash expense of approximately $7 million in the third quarter of 2015 relating to this restructuring for one-time severance-related benefits.

The restructuring includes approximately 115 vacant positions. All impacted employees have been notified. Positions at the store level will not be impacted by this restructuring. Looking ahead to fiscal 2016, Dollar General expects to continue its expense control and reduction initiative by implementing a more rigorous budgeting process that will target cost savings in specific budget categories.

Dollar General plans to report its third quarter 2015 financial results prior to the market open on December 3, 2015.

About Dollar General Corporation

Dollar General Corporation has been delivering value to shoppers for over 75 years. Dollar General helps shoppers Save time. Save money. Every day!® by offering products that are frequently used and replenished, such as food, snacks, health and beauty aids, cleaning supplies, clothing for the family, house wares and seasonal items at low everyday prices in convenient neighborhood locations. Dollar General operates more than 12,198 stores in 43 states as of July 31, 2015. In addition to high quality private brands, Dollar General sells products from America's most-trusted manufacturers such as Clorox, Energizer, Procter & Gamble, Hanes, Coca-Cola, Mars, Unilever, Nestle, Kimberly-Clark, Kellogg's, General Mills, and PepsiCo. For more information on Dollar General, please visit www.dollargeneral.com.

Forward-Looking Statements

Dollar General includes “forward-looking statements” within the meaning of the federal securities laws throughout this release. A reader can identify forward-looking statements because they are not limited to historical fact or they use words such as “will,” “could,” “should,” “expect,” “anticipate,” “project,” “plan,” “continue,” “initiative,” “effort,” “positioning” and similar expressions that concern Dollar General’s strategy, plans, intentions or beliefs about future occurrences or results, including without limitation statements regarding the anticipated financial results of Dollar General’s restructuring initiative.

Forward-looking statements are subject to risks, uncertainties and other factors that may change at any time and may cause actual results to differ materially from those that Dollar General expected. Many of these statements are derived from Dollar General’s operating budgets and forecasts, which are based on many detailed assumptions that Dollar General believes are reasonable, or are based on various assumptions about certain plans, activities or events which we expect will or may occur in the future. However, it is very difficult to predict the effect of known factors, and Dollar General cannot anticipate all factors that could affect actual results that may be important to an investor. All forward-looking information should be evaluated in the context of these risks, uncertainties and other factors, including those factors disclosed under “Risk Factors” in Dollar General’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 20, 2015 and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 27, 2015.

All forward-looking statements are qualified in their entirety by the cautionary statements that Dollar General makes from time to time in its SEC filings and public communications. Dollar General cannot assure the reader that it will realize the results or developments Dollar General anticipates, or, even if substantially realized, that they will result in the consequences or affect Dollar General or its operations in the way Dollar General expects. Forward-looking statements speak only as of the date made. Dollar General undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances arising after the date on which they were made, except as otherwise required by law. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, Dollar General.

CONTACTS
Dollar General Corporation
Investor Contacts:
Mary Winn Pilkington, 615-855-5536
or
Matt Hancock, 615-855-4811
or
Media Contact:
Dan MacDonald, 615-855-5209